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                                                                     Exhibit 5.1


                             ATLAS PEARLMAN, P.A.
                    350 East Las Olas Boulevard, Suite 1700
                        Fort Lauderdale, Florida 33301



                               January 18, 2002




CyberCare, Inc.
2500 Quantum Lakes Drive
Suite 1000
Boynton Beach, Florida 33426

      RE: REGISTRATION STATEMENT ON FORM S-3; CYBERCARE, INC. (THE "COMPANY")

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 8,691,498 shares of Common Stock ("Common Stock") up to 5,000,000 shares of Common Stock issuable under an equity line of credit ("Equity Line Shares"), 3,268,672 additional shares of Common Stock underlying warrants, options, promissory notes and interest payments (collectively "Underlying Securities") and 422,826 shares of Common Stock which have been issued pursuant to various contractual commitments.

      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock, Equity Line Shares and Underlying Securities and related matters; (iii) the warrants, options, promissory notes and contractual commitment pursuant to which the shares have been issued; (iv) the Registration Statement and the exhibits thereto; and (v) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

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CyberCare, Inc.
January 18, 2002
Page 2


      We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida applicable Federal Securities laws.

      Based upon the foregoing, we are of the opinion that the Common Stock, Equity Line Shares and Underlying Securities have been duly and validly authorized and when issued and paid for in accordance with their terms will be fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                   Sincerely,


                                   /s/ ATLAS PEARLMAN, P.A.
                                   ----------------------------------------
                                   ATLAS PEARLMAN, P.A.